SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2016

AIRBORNE WIRELESS NETWORK
(Exact name of Company as specified in its charter)

Nevada	333-179079	27-4453740
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

4115 Guardian Street, Suite C, Simi Valley, California 93063
(Address of principal executive offices)

(805) 583-4302
(Company's Telephone Number)

________________________________________________________
(Former name, address and telephone number specified on last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFENITIVE AGREEMENT

On July 31, 2016, Airborne Wireless Network, a Nevada corporation (the "Company"), as the therein defined "Buyer," and Apcentive, Inc., a Nevada corporation, defined therein as the "Seller," entered into and executed a written Intellectual Property Purchase Agreement (the "Purchase Agreement"). Pursuant to the terms and conditions of the Purchase Agreement, the Company will purchase from Apcentive a patent and a trademark (the "Intellectual Property").

Pursuant to the provisions of the Purchase Agreement, the consideration to be provided by the Company for the Intellectual Property is (i) 40,000,000 shares of the Company's common stock and (ii) a royalty in the amount of 1½ % of the net cash revenue the Company receives from the promotion, marketing, sale, distribution, and other exploitation of the patent included the Intellectual Property.

The foregoing information regarding of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy which is attached hereto as Exhibit 10.1 and is in incorporated herein by this reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Number	Exhibits

10.1	Intellectual Property Purchase Agreement between Airborne Wireless Network and Apcentive Inc. dated July 31, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: August 1, 2016	By:	/s/ J. Edward Daniels
J. Edward Daniels
President & CEO

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Intellectual Property Purchase Agreement between Airborne Wireless Network and Apcentive Inc. dated July 31, 2016.

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